UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

THE LGL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-106	38-1799862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 298-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2008, The LGL Group, Inc., through its subsidiaries M-tron Industries, Ltd. and Piezo Technology, Inc. (collectively, “MtronPTI”), and First National Bank of Omaha (“FNBO”) executed a Fifth Amendment to the Loan Agreement, dated June 30, 2008 (the “Amendment”), amending that certain loan agreement, dated October 14, 2004, by and among such parties (the “Loan Agreement”).  The Amendment (i) extends the short-term credit facility under the Loan Agreement to June 30, 2009 and (ii) evidences the previous extension of the term loan (effected January 24, 2008 by a promissory note issued by MtronPTI for the benefit of FNBO) under the Loan Agreement to January 24, 2013.  In addition, the Amendment amends certain definitions and financial covenants under the Loan Agreement by (i) deleting the minimum working capital requirement; (ii) changing the minimum tangible net worth requirement to $7.0 million; (iii) deleting the limitation on capital expenditures in any given year; (iv) changing the minimum ratio of current assets to current liabilities to 1.5 to 1.0; and (v) changing the maximum ratio of total liabilities to tangible net worth to 2.75 to 1.00.

Item 9.01.	Financial Statements and Exhibits.

(d)                          Exhibits

Exhibit No.                                           Description

10.1
Fifth Amendment to the Loan Agreement, dated June 30, 2008, by and among M-tron Industries, Inc., Piezo Technology, Inc. and First National Bank of Omaha, and acknowledged and guaranteed by The LGL Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 11, 2008
THE LGL GROUP, INC.

	By:	/s/ Harold Castle
		Name:	Harold Castle
		Title:	Chief Financial Officer